Exhibit 10.5

Execution Version

INTERCREDITOR AGREEMENT

This Intercreditor Agreement (as amended, restated or otherwise modified from time to time, this “Agreement”), dated as of July 7, 2023, is entered into by and among JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “ABL Representative”) for the ABL Secured Parties (as defined below), GREAT ROCK CAPITAL PARTNERS MANAGEMENT, LLC, as Term Loan Representative (in such capacity, with its successors and assigns, and as more specifically defined below, the “Term Loan Representative”) for the Term Loan Secured Parties (as defined below), and each of the Loan Parties (as defined below) party hereto.

WHEREAS, (a) SMG INDUSTRIES INC., a Delaware corporation (“SMG”), (b) 5J TRUCKING, LLC, a Texas limited liability company (“5J Trucking”), (c) 5J OILFIELD SERVICES, LLC, a Texas limited liability company (“5J Oilfield Services”), (d) 5J SPECIALIZED LLC, a Texas limited liability company (“5J Specialized”), (e) 5J TRANSPORTATION LLC, a Texas limited liability company (“5J Transportation”), (f) 5J LOGISTICS SERVICES LLC, a Texas limited liability company (“5J Logistics”), (g) 5J DRIVEAWAY LLC, a Texas limited Liability company (“5J Driveaway”) and, upon the consummation of the Closing Date Transactions, (h) BARNHART TRANSPORTATION, LLC, a Pennsylvania limited liability company (“Barnhart Transportation”), (i) LEGEND EQUIPMENT LEASING, LLC, a Pennsylvania limited liability company (“Barnhart Leasing”), (j) BARNHART FLEET MAINTENANCE, LLC, a Pennsylvania limited liability company (“Maintenance”), (k) ROUTE 20 TANK WASH LLC, a Pennsylvania limited liability company (“Tank Wash”), (l) LAKE SHORE LOGISTICS, LLC, a Pennsylvania limited liability company (“Barnhart Logistics”), (m) LAKE SHORE GLOBAL SOLUTIONS LLC, a Pennsylvania limited liability company (“Global Solutions” and, together with SMG, 5J Trucking, 5J Oilfield Services, 5J Specialized, 5J Transportation, 5J Logistics, 5J Driveaway, Barnhart Transportation, Barnhart Leasing, Maintenance, Tank Wash and Barnhart Logistics, collectively, the “Borrowers”), (n) SKYLINE HOLDING, INC., a Delaware corporation (“Skyline), and successor by merger with Legend Holding RO, Inc., a Delaware corporation, as a Loan Guarantor, (o) the other ABL Loan Parties (as defined below) party thereto, (p) the ABL Representative and (q) the ABL Creditors (as defined below) party thereto are parties to that certain Credit Agreement dated as of the date hereof (as amended, amended and restated, extended, renewed, replaced, refinanced, supplemented or otherwise modified from time to time as permitted hereunder, the “ABL Agreement”), pursuant to which the ABL Creditors have agreed to make loans and extend other financial accommodations to the Borrowers, and such loans and other financial accommodations are guaranteed by certain of the Loan Parties;

WHEREAS, the Borrowers, the other Term Loan Parties (as defined below) party thereto, the Term Loan Representative and the Term Loan Creditors (as defined below) party thereto are parties to that certain Credit Agreement dated as of the date hereof (as amended, amended and restated, extended, renewed, replaced, refinanced, supplemented or otherwise modified from time to time as permitted hereunder, the “Term Loan Agreement”), pursuant to which such financial institutions and other entities have agreed to make term loans to the Borrowers, which term loans are guaranteed by the Term Loan Parties (other than the Borrowers);

WHEREAS, the ABL Loan Parties have granted to the ABL Representative Liens in the Collateral (each as defined below) as security for payment and performance of the ABL Obligations (as defined below); and

WHEREAS, the Term Loan Parties have granted to the Term Loan Representative Liens in the Collateral as security for payment and performance of the Term Loan Obligations (as defined below).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1.        Definitions; Rules of Construction.

1.1               UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit, Letter of Credit Rights, Records and Supporting Obligations.

1.2               Defined Terms. The following terms, as used herein, have the following meanings:

“ABL Accordion Amount” means the aggregate amount of increases to the revolving loan commitments pursuant to Section 2.09 of the ABL Agreement (or any similar provisions in any permitted refinancing) in an aggregate amount not to exceed $15,000,000.

“ABL Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“ABL Creditors” means, collectively, the “Lenders” and the “Secured Parties”, each as defined in the ABL Agreement.

“ABL DIP Financing” has the meaning set forth in Section 5.2(a).

“ABL Documents” means the ABL Agreement, each ABL Security Document, each ABL Guarantee and each other “Loan Document” as defined in the ABL Agreement.

“ABL Guarantee” means any guarantee by any Loan Party of any or all of the ABL Obligations.

“ABL Lien” means any Lien created by the ABL Security Documents.

“ABL Loan Maximum Amount” means, as of any date of determination, an amount equal to:

(a)       an amount equal to (i) $27,500,000, plus (ii) 110% of the ABL Accordion Amount, plus (iii) interest (including default interest), fees, indemnities, expenses and other charges arising under any ABL Document (in each case to the extent accruing or chargeable in accordance with the terms of the ABL Documents as in effect on the date hereof or permitted to be amended in accordance herewith) (other than Excess ABL Debt), in each case, to the extent capitalized and added to the principal balance of the loans, minus (iv) the aggregate amount of all permanent reductions of the Revolving Commitments (as defined in the ABL Agreement as in effect on the date hereof), calculated without giving effect to any reduction or termination of the Revolving Commitments (A) to the extent such reduction or termination causes the then outstanding revolving loans under such Revolving Commitments at the time of such termination to exceed such Revolving Commitments (it being understood and agreed that the amount under this subclause (iv)(A) will be increased by the amount of all principal payments applied to such outstanding revolving loans constituting such excess), (B) in connection with a refinancing thereof, (C) following an event of default under the ABL Documents or at maturity of the ABL Obligations, and (D) resulting from the commencement of an Insolvency Proceeding with respect to one or more of the Loan Parties, plus

(b)       the aggregate outstanding amount of the obligations owed to the ABL Creditors or any of their affiliates with respect to Banking Services Obligations and Swap Agreement Obligations; provided that the aggregate amount of Banking Services Obligations and Swap Agreement Obligations shall not exceed the sum of (i) $5,000,000, plus (ii) the amount of any Reserves (as defined in the ABL Agreement as in effect on the date hereof) established by the ABL Representative for any Banking Services Obligations or Swap Agreement Obligations; plus

(c)       the aggregate outstanding amount of the obligations owed to the ABL Creditors with respect to Protective Advances (as defined in the ABL Agreement as in effect on the date hereof) up to a maximum aggregate amount of $2,500,000 plus 10% of the ABL Accordion Amount; plus

(d)        $1,250,000 plus 5% of the ABL Accordion Amount in connection with any ABL DIP Financing.

“ABL Loan Party” means each Borrower and each direct or indirect affiliate or shareholder (or equivalent) of each Borrower or any of its affiliates that is now or hereafter becomes a party to any ABL Document, including without limitation any guarantor of the ABL Obligations; sometimes, collectively referred to as the “ABL Loan Parties”.

“ABL Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the ABL Agreement or any ABL DIP Financing by the ABL Creditors, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the ABL Agreement, (c) all Swap Agreement Obligations (as defined in the ABL Agreement as in effect on the date hereof), (d) all Banking Services Obligations (as defined in the ABL Agreement as in effect on the date hereof) and (e) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Term Loan Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“ABL Priority Collateral” means all Collateral consisting of the following:

(1)	Accounts, other than Accounts which constitute identifiable proceeds of Term Loan Priority Collateral (including any Accounts, arising from any sale, lease (other than leasing of equipment in the ordinary course of business) or other disposition or any casualty or condemnation event in respect of Term Loan Priority Collateral);

(2)	Inventory;

(3)	Instruments, Documents and Chattel Paper (other than Instruments, Documents and Chattel Paper arising from or constituting TRAC Lease Agreements) evidencing or substituted for the foregoing (provided, that to the extent any of the foregoing also relates to Term Loan Priority Collateral, only that portion related to the items referred to in the clauses within this definition shall be included in the ABL Priority Collateral);

(4)	all Deposit Accounts (other than Term Loan Priority Accounts) with any bank or other financial institution (including all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto, and including any cash or funds on deposit in any Term Loan Priority Account that does not constitute identifiable Proceeds of Term Loan Priority Collateral or Qualified Reinvestment Proceeds (as defined in the Term Loan Agreement, as in effect on the date hereof));

(5)	all Securities Accounts (other than Term Loan Priority Accounts) with any securities intermediary (including any and all Investment Property held therein or credited thereto, and including any Investment Property held in, or credited to, any Term Loan Priority Account that does not constitute identifiable Proceeds of Term Loan Priority Collateral);

(6)	all accessions to, substitutions for and replacements of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing; and

(7)	to the extent not otherwise included, all Proceeds (including without limitation, all insurance proceeds with respect to any of the foregoing items referred to in the preceding clauses (1) through (6)), Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing and fifty percent (50%) of all proceeds of any tax refunds, Commercial Tort Claims and business interruption insurance;

provided, however, that, any Collateral, regardless of type, received in exchange for ABL Priority Collateral pursuant to an Enforcement Action in accordance with the terms of the ABL Agreement and this Agreement shall be treated as ABL Priority Collateral under this Agreement, the Term Loan Security Documents and the ABL Security Documents; provided, further, that ABL Priority Collateral shall exclude all Term Loan Priority Collateral (other than Term Loan Priority Collateral which is treated as ABL Priority Collateral as set forth in the first proviso above), it being understood and agreed that the ABL Secured Parties remain entitled to the benefit of their second priority Lien in any such Term Loan Priority Collateral as set forth in Section 2 of this Agreement.

“ABL Priority Debt” means all ABL Obligations other than Excess ABL Debt.

“ABL Priority Obligations Payment Date” means the first date on which (a) the ABL Obligations (other than those that constitute Unasserted Contingent Obligations and Excess ABL Debt) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the ABL Documents), (b) all commitments to extend credit under the ABL Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the ABL Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the ABL Documents), and (d) so long as the Term Loan Priority Obligations Payment Date shall not have occurred, the ABL Representative has delivered a written notice to the Term Loan Representative stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the ABL Secured Parties.

“ABL Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement ABL Agreement, the ABL Representative shall be the Person identified as such in such Agreement.

“ABL Secured Parties” means the ABL Representative, the ABL Creditors and any other holders of the ABL Obligations.

“ABL Security Documents” means the “Collateral Documents” as defined in the ABL Agreement, and any other documents that are designated under the ABL Agreement as “ABL Security Documents” for purposes of this Agreement.

“Access Period” means, with respect to each parcel or item of Term Loan Priority Collateral, the period, following the commencement of any Enforcement Action, which begins on the earlier of (a) the day on which the ABL Representative provides the Term Loan Representative with the notice of its election to request access to such parcel or item of Term Loan Priority Collateral pursuant to Section 3.4(c) and (b) the fifth Business Day after the Term Loan Representative provides the ABL Representative with notice that the Term Loan Representative (or its agent) has obtained physical possession or control of such parcel or item of Term Loan Priority Collateral and ends on the earliest of (i) the day which is 90 days after the date (the “Initial Access Date”) on which the ABL Representative initially obtains the ability to take physical possession of, remove or otherwise control physical access to, or actually uses, such parcel or item of Term Loan Priority Collateral plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to associated ABL Priority Collateral, (ii) the date on which all or substantially all of the ABL Priority Collateral associated with such parcel or item of Term Loan Priority Collateral is sold, collected or liquidated, (iii) the ABL Priority Obligations Payment Date and (iv) the date on which the default which resulted in such Enforcement Action has been cured or waived in writing.

“Ancillary Document” has the meaning set forth in Section 10.14.

“Banking Services Obligations” means “Banking Services Obligations” as defined in the ABL Agreement as in effect on the date hereof.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Borrowers” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Collateral” means all assets, whether now owned or hereafter acquired by any Loan Party, in which a Lien is granted or purported to be granted at any time to any ABL Secured Party for any ABL Obligation or any Term Loan Secured Party as security for any Term Loan Obligation. For the avoidance of doubt, (a) no Real Property constitutes Collateral on the date hereof and (b) unless and until any Mortgage is granted or purported to be granted on any Real Property as security for any ABL Obligations or Term Loan Obligations, no Real Property shall constitute Collateral.

“Comparable Security Document” means, in relation to any Senior Collateral subject to any Senior Security Document, that Junior Security Document that creates a security interest in the same Senior Collateral, granted by the same Loan Party, as applicable.

“Copyright Licenses” means any and all agreements granting any right in, to or under Copyrights (whether a Loan Party is licensee or licensor thereunder).

“Copyrights” means all United States, state and foreign copyrights, including but not limited to copyrights in software and databases, and all “Mask Works” (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force, and with respect to any and all of the foregoing: (a) all registrations and applications therefor, (b) all extensions and renewals thereof, (c) all rights corresponding thereto throughout the world, (d) all rights to sue for past, present and future infringements thereof, (e) all licenses, claims, damages and proceeds of suit arising therefrom, and (f) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other disposition thereof.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Enforcement Action” means, with respect to the ABL Obligations or the Term Loan Obligations, the exercise of any rights and remedies with respect to any Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the ABL Documents or the Term Loan Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code; provided, that the following shall not constitute an “Enforcement Action”: (i) the establishment of borrowing base reserves, excluding assets from the borrowing base, or the establishment of other terms or conditions for revolving loans or letters of credit, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or a late fee, (iv) the taking of any action in connection with the attempt to receive, or the receipt of, collections of ABL Priority Collateral in the ordinary course by ABL Representative or ABL Secured Parties, (v) the suspension or termination of the commitments to lend under the ABL Documents, including upon the occurrence of a default or the existence of an overadvance, (vi) the filing of a proof of claim in any Insolvency Proceeding, (vii) the consent by ABL Representative to the disposition by any Loan Party of any of the ABL Priority Collateral (other than in connection with liquidation of the ABL Priority Collateral at the request of ABL Representative), (viii) the consent by Term Loan Representative to the disposition by any Loan Party of any of the Term Loan Priority Collateral (other than in connection with liquidation of the Term Loan Priority Collateral at the request of Term Loan Representative), and (ix) the acceleration of the Term Loan Obligations or the ABL Obligations.

“Excess ABL Debt” means the sum of (a) the portion of the principal amount of the loans outstanding under the ABL Documents and the undrawn amount of outstanding letters of credit that is in excess of the ABL Loan Maximum Amount, plus (b) the portion of interest and fees that accrues or is charged with respect to that portion of the principal amount of the loans and letters of credit described in clause (a) of this definition, plus (c) Banking Services Obligations and Swap Agreement Obligations in excess of the cap set forth in clause (b) of the definition of ABL Loan Maximum Amount.

“Excess Debt” means Excess ABL Debt or Excess Term Loan Debt, as applicable.

“Excess Term Loan Debt” means the sum of (a) the portion of the principal amount of the loans outstanding under the Term Loan Documents that is in excess of the Term Loan Maximum Amount, plus (b) the portion of interest and fees that accrues or is charged with respect to that portion of the principal amount of the loans described in clause (a) of this definition.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Intellectual Property” means, collectively, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses.

“Junior Collateral” means with respect to any Junior Secured Party, any Collateral on which it has a Junior Lien.

“Junior Documents” means, collectively, with respect to any Junior Obligations, any provision pertaining to such Junior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Obligation.

“Junior Liens” means (a) with respect to any ABL Priority Collateral, (i) all Liens securing the Term Loan Priority Debt until the ABL Priority Obligations Payment Date, (ii) following the ABL Priority Obligations Payment Date until the Term Loan Priority Obligations Payment Date, all Liens securing the Excess ABL Debt, and (iii) following the Term Loan Priority Obligations Payment Date, all Liens securing the Excess Term Loan Debt and (b) with respect to any Term Loan Priority Collateral, (i) all Liens securing the ABL Priority Debt until the Term Loan Priority Obligations Payment Date, (ii) following the Term Loan Priority Obligations Payment Date until the ABL Priority Obligations Payment Date, all Liens securing the Excess Term Loan Debt, and (iii) following the ABL Priority Obligations Payment Date, all Liens securing the Excess ABL Debt.

“Junior Obligations” means (a) with respect to any ABL Priority Collateral, all Term Loan Priority Debt until the ABL Priority Obligations Payment Date, then the Excess ABL Debt until the Term Loan Priority Obligations Payment Date, and then the Excess Term Loan Debt and (b) with respect to any Term Loan Priority Collateral, all ABL Priority Debt until the Term Loan Priority Obligations Payment Date, then the Excess Term Loan Debt until the ABL Priority Obligations Payment Date, and then the Excess ABL Debt.

“Junior Priority Standstill Period” has the meaning set forth in Section 3.1.

“Junior Representative” means (a) with respect to any ABL Obligations or any ABL Priority Collateral, the Term Loan Representative until the ABL Priority Obligations Payment Date, then the ABL Representative, until the Term Loan Priority Obligations Payment Date, and then the Term Loan Representative, and (b) with respect to any Term Loan Obligations or any Term Loan Priority Collateral, the ABL Representative until the Term Loan Priority Obligations Payment Date, then the Term Loan Representative, until the ABL Priority Obligations Payment Date, and then the ABL Representative.

“Junior Secured Parties” means (a) with respect to the ABL Priority Collateral, all Term Loan Secured Parties until the ABL Priority Obligations Payment Date, then all ABL Secured Parties until the Term Loan Priority Obligations Payment Date, then all Term Loan Secured Parties and (b) with respect to the Term Loan Priority Collateral, all ABL Secured Parties until the Term Loan Priority Obligations Payment Date, then all Term Loan Secured Parties until the ABL Priority Obligations Payment Date, then all ABL Secured Parties.

“Junior Security Documents” means with respect to any Junior Secured Party, the Security Documents that secure the Junior Obligations.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, assignation, debenture, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Lien Priority” means with respect to any Lien of the ABL Representative or Term Loan Representative in the Collateral, the order of priority of such Lien specified in Section 2.1.

“Loan Documents” means, collectively, the ABL Documents and the Term Loan Documents.

“Loan Party” means, collectively, the ABL Loan Parties and the Term Loan Parties. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“Mortgage” has the meaning set forth in Section 2.6(a).

“Patent License” means all agreements granting any right in, to, or under Patents (whether any Loan Party is licensee or licensor thereunder).

“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property rights, now or hereafter in force, and with respect to any and all of the foregoing, (a) all applications therefore, (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (c) all rights corresponding thereto throughout the world, (d) all inventions and improvements described therein, (e) all rights to sue for past, present and future infringements thereof, (f) all licenses, claims, damages, and proceeds of suit arising therefrom, and (g) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other disposition thereof.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.

“Priority Collateral” means the ABL Priority Collateral or the Term Loan Priority Collateral.

“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Purchase Option Trigger Event” means the occurrence of any of the following events: (a) an Event of Default under (and as defined in) the ABL Documents, if such Event of Default remains uncured or unwaived for at least thirty (30) consecutive days and the requisite ABL Creditors have not agreed to forbear from the exercise of remedies; (b) an Event of Default under (and as defined in) the Term Loan Documents resulting from the failure of any Loan Party to make any payment under the Term Loan Documents when due (whether at the maturity thereof, or upon demand therefor or upon acceleration of maturity or otherwise) and such Event of Default has not been waived, cured or remedied in accordance with the terms of the Term Loan Documents and has continued for a period thirty (30) consecutive days and the requisite Term Loan Creditors have not agreed to forbear from the exercise of remedies; (c) the commencement by any Secured Party of an Enforcement Action; or (d) the commencement of an Insolvency Proceeding by or against any Loan Party.

“Real Property” means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.

“Related Parties” means, with respect to any specified Person, such Person’s affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s affiliates.

“Replacement ABL Agreement” has the meaning set forth in the definition of “ABL Agreement.”

“Replacement Term Loan Agreement” has the meaning set forth in the definition of “Term Loan Agreement.”

“Secured Obligations” means the ABL Obligations and the Term Loan Obligations.

“Secured Parties” means the ABL Secured Parties and the Term Loan Secured Parties.

“Security Documents” means, collectively, the ABL Security Documents and the Term Loan Security Documents.

“Senior Collateral” means with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.

“Senior Documents” means, collectively, with respect to any Senior Obligation, any provision pertaining to such Senior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Obligation.

“Senior Excess Debt” means (a) with respect to ABL Priority Collateral, all Excess ABL Debt, and (b) with respect to any Term Loan Priority Collateral, all Excess Term Loan Debt.

“Senior Liens” means (a) with respect to the ABL Priority Collateral, (i) all Liens securing the ABL Priority Debt until the ABL Priority Obligations Payment Date, (ii) following the ABL Priority Obligations Payment Date until the Term Loan Priority Obligations Payment Date, all Liens securing the Term Loan Priority Debt, and (iii) following the Term Loan Priority Obligations Payment Date, all Liens securing the ABL Obligations, and (b) with respect to the Term Loan Priority Collateral, (i) all Liens securing the Term Loan Priority Debt until the Term Loan Priority Obligations Payment Date, (ii) following the Term Loan Priority Obligations Payment Date until the ABL Priority Obligations Payment Date, all Liens securing the ABL Priority Debt, and (iii) following the ABL Priority Obligations Payment Date, all Liens securing the Term Loan Obligations.

“Senior Obligations” means (a) with respect to any ABL Priority Collateral, all ABL Priority Debt until the ABL Priority Obligations Payment Date, then the Term Loan Priority Debt until the Term Loan Priority Obligations Payment Date, and then the Excess ABL Debt, and (b) with respect to any Term Loan Priority Collateral, all Term Loan Priority Debt until the Term Loan Priority Obligations Payment Date, then the ABL Priority Debt until the ABL Priority Obligations Payment Date, then the Excess Term Loan Debt.

“Senior Obligations Payment Date” means (a) with respect to ABL Priority Debt, the ABL Priority Obligations Payment Date, and (b) with respect to any Term Loan Priority Debt, the Term Loan Priority Obligations Payment Date.

“Senior Representative” means (a) with respect to any ABL Priority Collateral, the ABL Representative until the ABL Priority Obligations Payment Date, then the Term Loan Representative until the Term Loan Priority Obligations Payment Date, and then the ABL Representative, and (b) with respect to any Term Loan Priority Collateral, the Term Loan Representative until the Term Loan Priority Obligations Payment Date, then the ABL Representative until the ABL Priority Obligations Payment Date, and then the Term Loan Representative.

“Senior Secured Parties” means (a) with respect to the ABL Priority Collateral, all ABL Secured Parties until the ABL Priority Obligations Payment Date, then all Term Loan Secured Parties until the Term Loan Priority Obligations Payment Date, and then all ABL Secured Parties, and (b) with respect to the Term Loan Priority Collateral, all Term Loan Secured Parties until the Term Loan Priority Obligations Payment Date.

“Senior Security Documents” means with respect to any Senior Secured Party, the Security Documents that secure the Senior Obligations.

“Swap Agreement Obligations” means “Swap Agreement Obligations” as defined in the ABL Agreement as in effect on the date hereof.

“Term Loan Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.

“Term Loan Creditors” means the “Lenders” and the “Secured Parties”, each as defined in the Term Loan Agreement.

“Term Loan DIP Financing” has the meaning set forth in Section 5.2(b).

“Term Loan Documents” means each Term Loan Agreement, each Term Loan Security Document, each Term Loan Guarantee and each other “Loan Document” as defined in the Term Loan Agreement.

“Term Loan Guarantee” means any guarantee by any Loan Party of any or all of the Term Loan Obligations.

“Term Loan Lien” means any Lien created by the Term Loan Security Documents.

“Term Loan Maximum Amount” means, as of any date of determination, an amount equal to:

(a)       (i) $34,854,664, plus (ii) interest (including default interest), fees, indemnities, expenses and other charges arising under any Term Loan Document (in each case to the extent accruing or chargeable in accordance with the terms of the Term Loan Documents as in effect on the date hereof or permitted to be amended in accordance herewith) (other than Excess Term Loan Debt), in each case, to the extent capitalized and added to the principal balance of the loans, minus (iii) the aggregate amount of all principal payments of the Term Loan Obligations (other than in connection with a refinancing thereof), plus

(b)        $1,584,303 in connection with any Term Loan DIP Financing.

“Term Loan Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Term Loan Agreement or any Term Loan DIP Financing by the Term Loan Creditors, and (b) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Term Loan Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Term Loan Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any ABL Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Term Loan Party” means the Borrowers and each direct or indirect affiliate or shareholder (or equivalent) of each Borrower or any of its affiliates that is now or hereafter becomes a party to any Term Loan Document, including without limitation any guarantor of the Term Loan Obligations; sometimes, collectively referred to as the “Term Loan Parties”.

“Term Loan Priority Accounts” means (a) the Qualified Reinvestment Proceeds Blocked Account (as defined in the Term Loan Agreement, as in effect on the date hereof), which is subject to a control agreement in favor of, and subject to the first priority lien of, the Term Loan Representative, and which account is intended to solely contain Qualified Reinvestment Proceeds (as defined in the Term Loan Agreement, as in effect on the date hereof), and (b) any other Deposit Account or Securities Account established after the date hereof, which is subject to a control agreement in favor of, and subject to the first priority lien of, the Term Loan Representative, and which account is intended to solely contain Term Loan Priority Collateral or identifiable proceeds of the Term Loan Priority Collateral; provided, however, any cash, Investment Property or other funds deposited in any such Term Loan Priority Account that do not constitute identifiable proceeds of the Term Loan Priority Collateral or Qualified Reinvestment Proceeds (as defined in the Term Loan Agreement, as in effect on the date hereof) shall be ABL Priority Collateral (notwithstanding the deposit therein) and shall be transferred to a Deposit Account or Securities Account constituting ABL Priority Collateral reasonably promptly after the Term Loan Agent or any Loan Party obtains knowledge thereof.

“Term Loan Priority Collateral” means all Collateral other than ABL Priority Collateral; provided, however, that, any Collateral, regardless of type, received in exchange for Term Loan Priority Collateral pursuant to an Enforcement Action in accordance with the terms of the Term Loan Agreement and this Agreement shall be treated as Term Loan Priority Collateral under this Agreement, the Term Loan Security Documents and the ABL Security Documents; provided, further, that Term Loan Priority Collateral shall exclude all ABL Loan Priority Collateral (other than ABL Loan Priority Collateral which is treated as Term Loan Priority Collateral as set forth in the first proviso above), it being understood and agreed that the Term Loan Secured Parties remain entitled to the benefit of their second priority Lien in any such ABL Loan Priority Collateral as set forth in Section 2 of this Agreement. Fifty percent (50%) of all proceeds of any tax refunds, Commercial Tort Claims and business interruption insurance shall constitute Term Loan Priority Collateral.

“Term Loan Priority Debt” means all Term Loan Obligations other than Excess Term Loan Debt.

“Term Loan Priority Obligations Payment Date” means the first date on which (a) the Term Loan Obligations (other than those that constitute Unasserted Contingent Obligations and Excess Term Loan Debt) have been indefeasibly paid in cash in full, (b) all commitments to extend credit under the Term Loan Documents have been terminated, and (c) so long as the ABL Priority Obligations Payment Date shall not have occurred, the Term Loan Representative has delivered a written notice to the ABL Representative stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the Term Loan Secured Parties.

“Term Loan Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Term Loan Agreement, the Term Loan Representative shall be the Person identified as such in such Agreement.

“Term Loan Secured Parties” means the Term Loan Representative, the Term Loan Creditors and any other holders of the Term Loan Obligations.

“Term Loan Security Documents” means the “Collateral Documents” as defined in the Term Loan Agreement and any documents that are designated under the Term Loan Agreement as “Term Loan Security Documents” for purposes of this Agreement.

“Trade Secret Licenses” means any and all agreements granting any right in or to Trade Secrets (whether a Loan Party is licensee or licensor thereunder).

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, now or hereafter in force, owned or used in, or contemplated at any time for use in, the business of any Loan Party, including with respect to any and all of the foregoing: (a) all documents and things embodying, incorporating, or referring in any way thereto, (b) all rights to sue for past, present and future infringement thereof, (c) all licenses, claims, damages, and proceeds of suit arising therefrom, and (d) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other dispositions thereof.

“Trademark Licenses” means any and all agreements granting any right in or to Trademarks (whether a Loan Party is licensee or licensor thereunder).

“Trademarks” means all United States, state and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, d/b/as, business names, fictitious business names, Internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, rights of publicity and privacy pertaining to the names, likeness, signature and biographical data of natural persons, now or hereafter in force, and, with respect to any and all of the foregoing: (a) all registrations and applications therefor, (b) the goodwill of the business symbolized thereby, (c) all rights corresponding thereto throughout the world, (d) all rights to sue for past, present and future infringement or dilution thereof or for any injury to goodwill, (e) all licenses, claims, damages, and proceeds of suit arising therefrom, and (f) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license assignment or other disposition thereof.

“Unasserted Contingent Obligations” means, at any time, ABL Obligations or Term Loan Obligations, as applicable, for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any ABL Obligation or Term Loan Obligation, as applicable, and (b) with respect to ABL Obligations contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of ABL Obligations or Term Loan Obligations, as applicable, for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in New York and, to the extent applicable, in all other jurisdictions.

1.3               Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) any references to the ABL Agreement “as in effect on the date hereof” shall include any amendments or modifications thereto that are made with the written consent of the Term Loan Representative, and (g) any references to the Term Loan Agreement “as in effect on the date hereof” shall include any amendments or modifications thereto that are made with the written consent of the ABL Representative.

SECTION 2.         Lien Priority.

2.1               Lien Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral and notwithstanding any provision of the UCC, any applicable law, any Security Document, any alleged or actual defect or deficiency in any of the foregoing or any other circumstance whatsoever, the Junior Representative, on behalf of each Junior Secured Party, in respect of such Collateral hereby agrees that:

(a)                any Senior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any Junior Lien in respect of such Collateral (whether or not such Senior Lien is subordinated to any Lien securing any other obligation); and

(b)                any Junior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Collateral.

2.2               Prohibition on Contesting Liens. In respect of any Collateral, the Junior Representative, on behalf of each Junior Secured Party, in respect of such Collateral agrees that it shall not, and hereby waives any right to:

(a)                contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of any Senior Lien on such Collateral; or

(b)                demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Senior Liens on such Collateral, except to the extent that such rights are expressly granted in this Agreement.

2.3               Nature of Obligations. The Term Loan Representative on behalf of itself and the other Term Loan Secured Parties acknowledges that a portion of the ABL Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Loan Secured Parties and without affecting the provisions hereof. The ABL Representative on behalf of itself and the other ABL Secured Parties acknowledges that Term Loan Obligations may be replaced or refinanced without notice to or consent by the ABL Secured Parties and without affecting the provisions hereof. The Lien Priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Loan Obligations, or any portion thereof.

2.4               No New Liens.

(a)                Until the ABL Priority Obligations Payment Date, no Term Loan Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Term Loan Obligation which assets are not also subject to the Lien of the ABL Representative under the ABL Documents, subject to the Lien Priority set forth herein. If any Term Loan Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Term Loan Obligation which assets are not also subject to the Lien of the ABL Representative under the ABL Documents, subject to the Lien Priority set forth herein, then the Term Loan Representative (or the relevant Term Loan Secured Party) shall, without the need for any further consent of any other Term Loan Secured Party and notwithstanding anything to the contrary in any other Term Loan Document be deemed to also hold and have held such lien for the benefit of the ABL Representative as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Representative in writing of the existence of such Lien.

(b)                Until the Term Loan Priority Obligations Payment Date, no ABL Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Loan Representative under the Term Loan Documents, subject to the Lien Priority set forth herein. If any ABL Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Loan Representative under the Term Loan Documents, subject to the Lien Priority set forth herein, then the ABL Representative (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party and notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such lien for the benefit of the Term Loan Representative as security for the Term Loan Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Loan Representative in writing of the existence of such Lien.

(c)                Notwithstanding the foregoing, any Liens securing ABL DIP Financing or Term Loan DIP Financing shall be governed by Section 5 and not this Section 2.4.

2.5               Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the ABL Security Documents and the Term Loan Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Term Loan Obligations are fundamentally different from the ABL Obligations and should be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Loan Secured Parties in respect of the Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Term Loan Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Term Loan Obligation claims against the Loan Parties (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Loan Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the Term Loan Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from each pool of Priority Collateral for each of the ABL Secured Parties and the Term Loan Secured Parties, respectively, before any distribution is made in respect of the claims held by the other Secured Parties, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

2.6               Agreements Regarding Actions to Perfect Liens.

(a)                The ABL Representative agrees on behalf of itself and the other ABL Secured Parties that all mortgages, deeds of trust, deeds and similar instruments (collectively, “Mortgages”) now or hereafter filed against Real Property in favor of or for the benefit of the ABL Representative shall contain the following notation:

“The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to Great Rock Capital Partners Management, LLC, as Term Loan Representative, in accordance with the provisions of the Intercreditor Agreement dated as of July 7, 2023, as amended, restated or otherwise modified from time to time.”

(b)                Each of the ABL Representative and the Term Loan Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Collateral pursuant to the ABL Security Documents or the Term Loan Security Documents, as applicable, such possession or control is also for the benefit of the Term Loan Representative and the other Term Loan Secured Parties or the ABL Representative and the other ABL Secured Parties, as applicable, solely to the extent required to perfect their security interest in such Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the ABL Representative or the Term Loan Representative (or any third party acting on either such Person’s behalf) with respect to such Collateral or provide the Term Loan Representative, any other Term Loan Secured Party, the ABL Representative or any other ABL Secured Party, as applicable, with any rights with respect to such Collateral beyond those specified in this Agreement, the ABL Security Documents and the Term Loan Security Documents, as applicable; provided, that subsequent to the occurrence of the ABL Priority Obligations Payment Date (so long as the Term Loan Priority Obligations Payment Date shall not have occurred), the ABL Representative shall (i) deliver to the Term Loan Representative, at the Loan Parties’ sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the Term Loan Documents or (ii) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs; provided, further, that subsequent to the occurrence of the Term Loan Priority Obligations Payment Date (so long as the ABL Priority Obligations Payment Date shall not have occurred), the Term Loan Representative shall (A) deliver to the ABL Loan Representative, at the Loan Parties’ sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the ABL Documents or (B) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Secured Parties and the Term Loan Secured Parties and shall not impose on the ABL Secured Parties or the Term Loan Secured Parties any obligations in respect of the disposition of any Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

SECTION 3.        Enforcement Rights.

3.1               Exclusive Enforcement. Until the Senior Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the Senior Secured Parties shall have the exclusive right to take and continue any Enforcement Action (including the right to credit bid their debt) with respect to the Senior Collateral, without any consultation with or consent of any Junior Secured Party (but subject to the proviso set forth in Section 5.1); provided, however, that, the Junior Representative (or any person authorized by it) may commence an Enforcement Action after the passage of a period of one hundred twenty (120) days from the date of delivery of a notice in writing to the Senior Representative of the Junior Representative’s intention to exercise its right to take any such Enforcement Actions (the “Junior Standstill Period”); provided, further, however, that (a) notwithstanding anything herein to the contrary, neither the Junior Representative nor any other Junior Secured Party will exercise any rights or remedies with respect to any Senior Collateral if, notwithstanding the expiration of the Junior Standstill Period, the Senior Representative or the other Senior Secured Parties (or any person authorized by them) shall have commenced the exercise of any of their rights or remedies with respect to all or any material portion of the Senior Collateral (prompt notice of such exercise to be given to the Junior Representative) and are reasonably diligently pursuing in good faith the exercise thereof, (b) in the event that at any time after the Junior Representative has sent a notice to the Senior Representative to commence the Junior Standstill Period, the default or event of default under the Junior Documents that was the basis for such notice is cured or waived in accordance with the terms of the applicable Junior Documents, then such notice shall automatically and without further action of the parties be deemed rescinded and no Junior Standstill Period shall be deemed to have been commenced, (c) the Junior Representative or any other Junior Secured Party, as applicable, shall provide written notice to the Senior Representative promptly upon commencing any exercise of rights or remedies with respect to the Senior Collateral, and (d) any Senior Collateral or any proceeds of Senior Collateral received by the Junior Representative or such other Junior Secured Party in connection with any such exercise of rights or remedies with respect to the Senior Collateral (net of documented, reasonable out-of-pocket costs actually incurred in connection with such enforcement and allocable to the enforcement with respect to such Senior Collateral, including reasonable attorneys’ fees and expenses) shall be applied in accordance with Section 4.1 hereof. Upon the occurrence and during the continuance of a default or an event of default under the Senior Documents, the Senior Representative and the other Senior Secured Parties may take and continue any Enforcement Action with respect to the Senior Obligations and the Senior Collateral in such order and manner as they may determine in their sole discretion in accordance with the terms and conditions of the Senior Documents.

3.2               Standstill and Waivers. Each Junior Representative, on behalf of itself and the other Junior Secured Parties, agrees that, until the Senior Obligations Payment Date has occurred, but subject to the termination of the Junior Standstill Period to the extent permitted by Section 3.1 and the proviso set forth in Section 5.1:

(a)                they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien on any Senior Collateral that secures any Junior Obligation pari passu with or senior to, or to give any Junior Secured Party any preference or priority relative to, the Liens on the Senior Collateral securing the Senior Obligations;

(b)                they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Collateral by any Senior Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Senior Collateral by or on behalf of any Senior Secured Party;

(c)                they have no right to (i) direct either the Senior Representative or any other Senior Secured Party to exercise any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents in respect of the Senior Collateral or (ii) consent or object to the exercise by the Senior Representative or any other Senior Secured Party of any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents with respect to the Senior Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor in respect of the Senior Collateral or otherwise, they hereby irrevocably waive such right);

(d)                they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Senior Secured Party shall be liable for, any action taken or omitted to be taken by any Senior Secured Party with respect to the Senior Collateral or pursuant to the Senior Documents in respect of the Senior Collateral;

(e)                they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Senior Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Senior Collateral; and

(f)                 they will not seek, and hereby waive any right, to have the Senior Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Senior Collateral.

3.3               Judgment Creditors. In the event that any Term Loan Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Liens and the ABL Obligations) to the same extent as all other Liens securing the Term Loan Obligations are subject to the terms of this Agreement. In the event that any ABL Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Loan Liens and the Term Loan Obligations) to the same extent as all other Liens securing the ABL Obligations are subject to the terms of this Agreement.

3.4               Cooperation; Sharing of Information and Access.

(a)                The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, agrees that each of them shall take such actions as the ABL Representative shall request in connection with the exercise by the ABL Secured Parties of their rights set forth herein in respect of the ABL Priority Collateral. The ABL Representative, on behalf of itself and the other ABL Secured Parties, agrees that each of them shall take such actions as the Term Loan Representative shall request in connection with the exercise by the Term Loan Secured Parties of their rights set forth herein in respect of the Term Loan Priority Collateral.

(b)                In the event that the ABL Representative shall, in the exercise of its rights under the ABL Security Documents or otherwise, receive possession or control of any books and Records of any Loan Party which contain information identifying or pertaining to the Term Loan Priority Collateral, the ABL Representative shall promptly notify the Term Loan Representative of such fact and, upon request from the Term Loan Representative and as promptly as practicable thereafter, either make available to the Term Loan Representative such books and Records for inspection and duplication or provide to the Term Loan Representative copies thereof. In the event that the Term Loan Representative shall, in the exercise of its rights under the Term Loan Security Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Loan Representative shall promptly notify the ABL Representative of such fact and, upon request from the ABL Representative and as promptly as practicable thereafter, either make available to the ABL Representative such books and records for inspection and duplication or provide the ABL Representative copies thereof. The Term Loan Representative hereby irrevocably grants the ABL Representative a non-exclusive worldwide license or right to use, to the maximum extent permitted by applicable law and to the extent of the Term Loan Representative’s interest therein, exercisable without payment of royalty or other compensation (but at the expense of the ABL Secured Parties, to the extent incurred by the ABL Representative in connection with the use thereof), to use any of the Intellectual Property now or hereafter owned by, licensed to, or otherwise used by the Loan Parties in order for ABL Representative and ABL Secured Parties to collect, purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the ABL Priority Collateral in connection with the liquidation, disposition or realization upon the ABL Priority Collateral in accordance with the terms and conditions of the ABL Security Documents and the other ABL Documents. The Term Loan Representative agrees that any sale, transfer or other disposition of any of the Loan Parties’ Intellectual Property (whether by foreclosure or otherwise) will be subject to the ABL Representative’s rights as set forth in this Section 3.4.

(c)                If the Term Loan Representative, or any agent or representative of the Term Loan Representative, or any receiver, shall, after the commencement of any Enforcement Action, obtain possession or physical control of any of the Term Loan Priority Collateral, the Term Loan Representative shall promptly notify the ABL Representative in writing of that fact, and the ABL Representative shall, within ten Business Days thereafter, notify the Term Loan Representative in writing as to whether the ABL Representative desires to exercise access rights under this Agreement. In addition, if the ABL Representative, or any agent or representative of the ABL Representative, or any receiver, shall obtain possession or physical control of any of the Term Loan Priority Collateral in connection with an Enforcement Action, then the ABL Representative shall promptly notify the Term Loan Representative that the ABL Representative is exercising its access rights under this Agreement and its rights under Section 3.4 under either circumstance. Upon delivery of such notice by the ABL Representative to the Term Loan Representative, the parties shall confer in good faith to coordinate with respect to the ABL Representative’s exercise of such access rights, with such access rights to apply to any parcel or item of Term Loan Priority Collateral access to which is reasonably necessary to enable the ABL Representative during normal business hours to convert ABL Priority Collateral consisting of raw materials and work-in-process into saleable finished goods and/or to transport such ABL Priority Collateral to a point where such conversion can occur, to otherwise prepare ABL Priority Collateral for sale and/or to arrange or effect the sale of ABL Priority Collateral, all in accordance with the manner in which such matters are completed in the ordinary course of business. Consistent with the definition of “Access Period,” access rights will apply to differing parcels or items of Term Loan Priority Collateral at differing times, in which case, a differing Access Period will apply to each such parcel or items. During any pertinent Access Period, the ABL Representative and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the relevant parcel or item the Term Loan Priority Collateral for the purposes described above. The ABL Representative shall take proper and reasonable care under the circumstances of any Term Loan Priority Collateral that is used by the ABL Representative during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Representative or its agents, representatives or designees and the ABL Representative shall comply with all applicable laws in all material respects in connection with its use or occupancy or possession of the ABL Priority Collateral. The ABL Representative shall indemnify and hold harmless the Term Loan Representative and the Term Loan Creditors for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under its control; provided, however, that the ABL Representative and the ABL Creditors will not be liable for any diminution in the value of Term Loan Priority Collateral caused by the absence of the ABL Priority Collateral therefrom. The ABL Representative and the Term Loan Representative shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Term Loan Representative to show the Term Loan Priority Collateral to prospective purchasers and to ready the Term Loan Priority Collateral for sale. Consistent with the definition of the term “Access Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Representative from exercising any of its rights hereunder, then the Access Period granted to the ABL Representative under this Section 3.4 shall be stayed during the period of such prohibition (provided, that the ABL Representative is acting in good faith and in a commercially reasonable fashion to lift any such injunction or stay) and shall continue thereafter for the number of days remaining as required under this Section 3.4. The Term Loan Representative shall not foreclose or otherwise sell, remove or dispose of any of the Term Loan Priority Collateral during the Access Period with respect to such Collateral if such Collateral is reasonably necessary to enable the ABL Representative to convert, transport or arrange to sell the ABL Priority Collateral as described above.

(d)                Notwithstanding the foregoing contained in clause (c) above, in the event that the Term Loan Representative shall, after a default or an event of default under the Term Loan Documents, acquire physical control or possession of any of the Term Loan Priority Collateral consisting of equipment, the Term Loan Representative shall negotiate in good faith with the ABL Representative regarding the ABL Secured Parties’ access and use rights with respect to such equipment so long as such access and use period does not interfere with the Term Loan Representative’s Enforcement Actions with respect to such equipment in any material respect.

3.5               No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6 hereof, if any ABL Secured Party or Term Loan Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Loan Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Loan Secured Party.

3.6               Actions Upon Breach.

(a)                If any ABL Secured Party or Term Loan Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Collateral, such Loan Party, with the prior written consent of the ABL Representative or the Term Loan Representative, as applicable, may interpose as a defense or dilatory plea the making of this Agreement, and any ABL Secured Party or Term Loan Secured Party, as applicable, may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

(b)                Should any ABL Secured Party or Term Loan Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any ABL Secured Party or Term Loan Secured Party (in its own name or in the name of the relevant Loan Party), as applicable, or the relevant Loan Party, may obtain relief against such ABL Secured Party or Term Loan Secured Party, as applicable, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each of the ABL Representative on behalf of each ABL Secured Party and the Term Loan Representative on behalf of each Term Loan Secured Party that (i) the ABL Secured Parties’ or Term Loan Secured Parties’, as applicable, damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Term Loan Secured Party or ABL Secured Party, as applicable, waives any defense that the Loan Parties and/or the Term Loan Secured Parties and/or ABL Secured Parties, as applicable, cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 4.        Application of Proceeds of Senior Collateral; Dispositions and Releases of Lien; Notices and Insurance.

4.1               Application of Proceeds.

(a)                Application of Proceeds of Senior Collateral. The Senior Representative and Junior Representative hereby agree that all Senior Collateral, and all Proceeds thereof, received by either of them in connection with the collection, sale or disposition of Senior Collateral pursuant to an Enforcement Action or other exercise of remedies shall be applied,

(i)                first, to the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the Senior Representative in connection with such Enforcement Action,

(ii)              second, to the payment of the Senior Obligations in accordance with the Senior Documents until the Senior Obligations Payment Date,

(iii)             third, to the payment of the Junior Obligations (other than Excess Debt in respect thereof) in accordance with the terms thereof,

(iv)             fourth, to the payment of the Senior Excess Debt in accordance with the terms thereof until paid in full,

(v)              fifth, to the payment of the Excess Debt in respect of the Junior Obligations in accordance with the terms thereof until paid in full, and

(vi)              sixth, the balance, if any, to the Loan Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b)                Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the Senior Representative shall have no obligation or liability to the Junior Representative or to any Junior Secured Party, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each party under the terms of this Agreement.

(c)                Segregation of Collateral. Until the occurrence of the Senior Obligations Payment Date, any Senior Collateral that may be received by any Junior Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Senior Representative, for the benefit of the Senior Secured Parties, in the same form as received, with any necessary endorsements, and each Junior Secured Party hereby authorizes the Senior Representative to make any such endorsements as agent for the Junior Representative (which authorization, being coupled with an interest, is irrevocable); provided that, the ABL Representative shall be entitled to deem all ordinary course collections and payments deposited in any Deposit Account (other than Term Loan Priority Accounts and any amounts obtained with actual knowledge (at or prior to the time of deposit into such Deposit Account) that such amounts constitute proceeds of Term Loan Priority Collateral) to be ABL Priority Collateral.

4.2               Releases of Liens. Upon any release, sale or disposition of Senior Collateral permitted pursuant to the terms of the Senior Documents that results in the release of the Senior Lien on any Senior Collateral (including without limitation any sale or other disposition pursuant to any Enforcement Action following five (5) days prior written notice to the Junior Representative, but excluding any sale or other disposition not pursuant to an Enforcement Action that is prohibited by the Junior Documents, and any release of the Senior Lien due to the occurrence of the Senior Obligations Payment Date), the Junior Lien on such Senior Collateral (excluding any portion of the proceeds of such Senior Collateral remaining after the Senior Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person; provided, that the proceeds of such Senior Collateral are applied to the Senior Obligations in accordance with the Senior Documents as in effect on the date hereof. The Junior Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Representative shall request to evidence any release of the Junior Lien described in this Section 4.2. The Junior Representative hereby appoints the Senior Representative and any officer or duly authorized person of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Junior Representative and in the name of the Junior Representative or in the Senior Representative’s own name, from time to time, in the Senior Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable). Notwithstanding the foregoing, (y) the Senior Representative shall conduct each Enforcement Action in accordance in all material respects with applicable law, and (z) any sale, lease, exchange, transfer or other disposition of any Collateral to any Affiliate of a Loan Party pursuant to an Enforcement Action shall be no more favorable to such Affiliate than would be obtained in a comparable arm’s length transaction.

4.3               Certain Real Property Notices; Insurance.

(a)                [Reserved].

(b)                The Term Loan Representative shall give the ABL Representative at least 30 days written notice prior to commencing any Enforcement Action against any Real Property owned by any Loan Party at which ABL Priority Collateral is stored or otherwise located or to dispossess any Loan Party from such Real Property.

(c)                Proceeds of Collateral include insurance proceeds and therefore the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Representative and Term Loan Representative shall each be named as additional insureds or loss payees, as applicable, with respect to all insurance policies relating to the Collateral in accordance with and to the extent required by the ABL Documents and the Term Loan Documents, respectively. Until the ABL Priority Obligations Payment Date, the ABL Representative shall have the sole and exclusive right, as against the Term Loan Representative, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral. Until the Term Loan Priority Obligations Payment Date, the Term Loan Representative shall have the sole and exclusive right, as against the ABL Representative, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Loan Priority Collateral. All proceeds of such insurance shall be remitted to the ABL Representative or the Term Loan Representative, as the case may be, in accordance with and to the extent required by the ABL Documents and the Term Loan Documents, respectively, and each of the Term Loan Representative and ABL Representative shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1.

SECTION 5.         Insolvency Proceedings.

5.1               Filing of Motions. Until the Senior Obligations Payment Date has occurred, the Junior Representative agrees on behalf of itself and the other Junior Secured Parties that no Junior Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Senior Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Senior Representative (including the validity and enforceability thereof) or any other Senior Secured Party in respect of any Senior Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided, that the Junior Representative may (a) file a proof of claim in an Insolvency Proceeding, and (b) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Parties on the Senior Collateral, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Junior Representative imposed hereby.

5.2               Financing Matters.

(a)                If any Loan Party becomes subject to any Insolvency Proceeding in the United States at any time prior to the ABL Priority Obligations Payment Date, and if the ABL Representative or the other ABL Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “ABL DIP Financing”), then the Term Loan Representative agrees, on behalf of itself and the other Term Loan Secured Parties, that each Term Loan Secured Party (i) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such ABL DIP Financing on the grounds of a failure to provide “adequate protection” for the Term Loan Representative’s Lien on the Collateral to secure the Term Loan Obligations or on any other grounds (and will not request any adequate protection solely as a result of such ABL DIP Financing) and (ii) will subordinate (and will be deemed hereunder to have subordinated) the Term Loan Liens on any ABL Priority Collateral to (A) such ABL DIP Financing on the same terms as the ABL Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) any adequate protection provided to the ABL Secured Parties and (C) any “carve-out” agreed to by the ABL Representative or the other ABL Secured Parties, so long as (w) the principal amount of such ABL DIP Financing plus the outstanding principal amount of other ABL Obligations does not exceed the ABL Loan Maximum Amount, (x) the Term Loan Representative retains its Lien on the Collateral to secure the Term Loan Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Term Loan Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such ABL DIP Financing is junior and subordinate to the Lien of the Term Loan Representative on the Term Loan Priority Collateral, (y) all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the Liens of the ABL Representative and the ABL Creditors securing the ABL Obligations on ABL Priority Collateral and (z) if the ABL Representative receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the ABL Obligations, and such replacement or adequate protection Lien is on any of the Term Loan Priority Collateral, (1) such replacement or adequate protection Lien on such post-petition assets which are part of the Term Loan Priority Collateral (the “Term Post-Petition Assets”) is junior and subordinate to the Lien in favor of the Term Loan Representative on the Term Loan Priority Collateral and (2) the Term Loan Representative also receives a replacement or adequate protection Lien on such Term Post-Petition Assets of the debtor to secure the Term Loan Obligations. In no event will any of the ABL Secured Parties seek to obtain a priming Lien on any of the Term Loan Priority Collateral and nothing contained herein shall be deemed to be a consent by Term Loan Secured Parties to any adequate protection payments using Term Loan Priority Collateral.

(b)                If any Loan Party becomes subject to any Insolvency Proceeding in the United States at any time prior to the Term Loan Priority Obligations Payment Date, and if the Term Loan Representative or the other Term Loan Secured Parties desire to consent (or not object) or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “Term Loan DIP Financing”), then the ABL Representative agrees, on behalf of itself and the other ABL Secured Parties, that each ABL Secured Party (i) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to such Term Loan DIP Financing on the grounds of a failure to provide “adequate protection” for the ABL Representative’s Lien on the Collateral to secure the ABL Obligations or on any other grounds (and will not request any adequate protection solely as a result of such Term Loan DIP Financing) and (ii) will subordinate (and will be deemed hereunder to have subordinated) the ABL Liens on any Term Loan Priority Collateral to (A) such Term Loan DIP Financing on the same terms as the Term Loan Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) any adequate protection provided to the Term Loan Secured Parties and (C) any “carve-out” agreed to by the Term Loan Representative or the other Term Loan Secured Parties, so long as (w) the principal amount of such Term Loan DIP Financing plus the outstanding principal amount of other Term Loan Obligations does not exceed the Term Loan Maximum Amount, (x) the ABL Representative retains its Lien on the Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such Term Loan DIP Financing is junior and subordinate to the Lien of the ABL Representative on the ABL Priority Collateral, (y) all Liens on Term Loan Priority Collateral securing any such Term Loan DIP Financing shall be senior to or on a parity with the Liens of the Term Loan Representative and the Term Loan Creditors securing the Term Loan Obligations on Term Loan Priority Collateral and (z) if the Term Loan Representative receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the Term Loan Obligations, and such replacement or adequate protection Lien is on any of the ABL Priority Collateral, (1) such replacement or adequate protection Lien on such post-petition assets which are part of the ABL Priority Collateral (the “ABL Post-Petition Assets”) is junior and subordinate to the Lien in favor of the ABL Representative on the ABL Priority Collateral and (2) the ABL Representative also receives a replacement or adequate protection Lien on such ABL Post-Petition Assets of the debtor to secure the ABL Obligations. In no event will any of the Term Loan Secured Parties seek to obtain a priming Lien on any of the ABL Priority Collateral, and nothing contained herein shall be deemed to be a consent by the ABL Secured Parties to any adequate protection payments using ABL Priority Collateral. All Liens granted to the Term Loan Representative or the ABL Representative in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

5.3               Relief From the Automatic Stay. Until the ABL Priority Obligations Payment Date, the Term Loan Representative agrees, on behalf of itself and the other Term Loan Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any ABL Priority Collateral, without the prior written consent of the ABL Representative. Until the Term Loan Priority Obligations Payment Date, the ABL Representative agrees, on behalf of itself and the other ABL Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Term Loan Priority Collateral, without the prior written consent of the Term Loan Representative. In addition, neither the Term Loan Representative nor the ABL Representative shall seek any relief from the automatic stay with respect to any Collateral without providing 30 days’ prior written notice to the other, unless otherwise agreed by both the ABL Representative and the Term Loan Representative.

5.4               No Contest. The Junior Representative, on behalf of itself and the Junior Secured Parties, agrees that, prior to the Senior Obligations Payment Date, none of them shall contest (or support any other Person contesting) (a) any request by the Senior Representative or any Senior Secured Party for adequate protection of its interest in the Senior Collateral (unless in contravention of Section 5.2(a) or (b), as applicable), or (b) any objection by the Senior Representative or any Senior Secured Party to any motion, relief, action, or proceeding based on a claim by the Senior Representative or any Senior Secured Party that its interests in the Senior Collateral (unless in contravention of Section 5.2 (a) or (b), as applicable) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Senior Representative as adequate protection of its interests are subject to this Agreement.

5.5               Avoidance Issues. If any Senior Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6               Asset Dispositions in an Insolvency Proceeding. Neither the Junior Representative nor any other Junior Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Senior Collateral that is supported by the Senior Secured Parties, and the Junior Representative and each other Junior Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Senior Collateral supported by the Senior Secured Parties and to have released their Liens on such assets; provided, that the net proceeds of such Senior Collateral are applied in accordance with Section 4.1 hereof; provided further that this Section 5.6 shall not apply to any case of a sale or disposition of Real Property unless the ABL Representative has received at least ninety (90) days prior notice of the consummation of any such sale.

5.7               Other Matters. To the extent that the Senior Representative or any Senior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Junior Collateral, the Senior Representative agrees, on behalf of itself and the other Senior Secured Parties, not to assert any of such rights without the prior written consent of the Junior Representative; provided, that if requested by the Junior Representative, the Senior Representative shall timely exercise such rights in the manner requested by the Junior Representative, including any rights to payments in respect of such rights.

5.8               Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

SECTION 6.         Term Loan Documents and ABL Documents.

(a)                The Term Loan Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the Term Loan Obligations may be refinanced, in each case without notice to, or the consent of, the ABL Secured Parties, all without affecting the lien subordination or other provisions of this Agreement; provided, that, in the case of a refinancing, the holders of such refinancing debt shall have bound themselves (in a writing addressed to ABL Representative) to the terms of this Agreement; provided further, that each Loan Party and the Term Loan Representative, on behalf of itself and the Term Loan Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Term Loan Documents, without the prior written consent of ABL Representative (which it shall be authorized to consent to based upon an affirmative vote of the ABL Creditors holding no more than a majority of the debt under the ABL Agreement), to the extent that such amendment or other modification:

(i)                 contravenes the provisions of this Agreement;

(ii)               increases the “Applicable Margin” or similar component of the cash pay portion of any interest rate by more than 3.00 percentage points per annum (excluding increases resulting from the accrual of interest at the default rate);

(iii)             changes to earlier dates any dates upon which payments of principal or interest are due thereon or increases the amount of any scheduled payments of principal;

(iv)              make earlier the scheduled maturity date under the Term Loan Agreement, other than (A) upon an acceleration of the Term Loan Obligations or (B) after the occurrence and during the continuance of an Event of Default (as defined in the Term Loan Agreement), including in connection with any restructuring or forbearance agreement;

(v)                changes any covenants, defaults, or events of default under the Term Loan Agreement or any other Term Loan Document (including the addition of covenants, defaults, or events of default not contained in the Term Loan Agreement or other Term Loan Documents as in effect on the date hereof) to restrict any Loan Party from making payments of the ABL Obligations or amending the ABL Documents that would otherwise be permitted under the Term Loan Documents as in effect on the date hereof;

(vi)              changes the redemption, mandatory prepayment, or defeasance provisions thereof (or adds any new prepayment) to require payments on earlier dates from any dates upon which payments of principal or interest are due with respect thereto or increases the amount of any payments required to be made thereunder;

(vii)            (A) removes or negates the requirement in Section 2.11(d) or Section 2.11(g) of the Term Loan Agreement that the Loan Parties shall hold at all times any Net Proceeds (as defined in the Term Loan Agreement) received from a Casualty Event or an Asset Sale (each as defined in the Term Loan Agreement) in a Term Loan Priority Account until such Net Proceeds (as defined in the Term Loan Agreement) are (x) applied to the Term Loan Obligations or (y) reinvested in accordance with Section 2.11(d) or Section 2.11(g) of the Term Loan Agreement, as applicable, or (B) removes or makes more restrictive the ability of the Loan Parties to reinvest such Net Proceeds (as defined in the Term Loan Agreement); or

(viii)          contractually subordinate the Liens of the Term Loan Representative or any other Term Loan Secured Party upon any Term Loan Priority Collateral to any other secured obligations of the Loan Parties secured by Liens upon the Term Loan Priority Collateral, except as may be permitted by this Agreement in connection with any Insolvency Proceeding.

(b)                The ABL Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the ABL Obligations may be refinanced, in each case without notice to, or the consent of, the Term Loan Secured Parties, all without affecting the lien subordination or other provisions of this Agreement; provided, that, in the case of a refinancing, the holders of such refinancing debt shall have bound themselves (in a writing addressed to Term Loan Representative) to the terms of this Agreement; provided further, that, each Loan Party and the ABL Representative, on behalf of itself and the ABL Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the ABL Documents, without the prior written consent of Term Loan Representative (which it shall be authorized to consent to based upon an affirmative vote of the Term Loan Creditors holding no more than a majority of the debt under the Term Loan Agreement), to the extent that such amendment or other modification:

(i)                 contravenes the provisions of this Agreement;

(ii)               increases the “Applicable Rate” or similar component of the interest rate by more than 3.00 percentage points per annum (excluding increases resulting from (A) increases in the underlying reference rate not caused by an amendment, supplement, modification or refinancing of the ABL Agreement, (B) the application of the pricing grid set forth in the ABL Agreement, or (C) the accrual of interest at the default rate);

(iii)             make earlier the scheduled maturity date under the ABL Agreement, other than (A) upon an acceleration of the ABL Obligations, (B) in accordance with the definition of “Maturity Date” in the ABL Agreement as in effect on the date hereof, or (C) after the occurrence and during the continuance of an Event of Default (as defined in the ABL Agreement), including in connection with any restructuring or forbearance agreement;

(iv)              changes any covenants, defaults, or events of default under the ABL Agreement or any other ABL Document (including the addition of covenants, defaults, or events of default not contained in the ABL Agreement or other ABL Documents as in effect on the date hereof) to restrict any Loan Party from making payments of the Term Loan Obligations or amending the Term Loan Documents that would otherwise be permitted under the ABL Documents as in effect on the date hereof;

(v)                modifies (or has the effect of a modification of) the mandatory prepayment provisions of the ABL Agreement or any ABL Document in a manner that makes them more restrictive to Loan Parties, other than after the occurrence and during the continuance of, or in connection with the waiver of, a default or event of default under the ABL Agreement; or

(vi)              contractually subordinate the Liens of the ABL Representative or any other ABL Secured Party upon any ABL Priority Collateral to any other secured obligations of the Loan Parties secured by Liens upon the ABL Priority Collateral, except as may be permitted by this Agreement in connection with any Insolvency Proceeding.

(c)                In the event the Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Senior Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Security Document without the consent of or action by any Junior Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided, that, (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Junior Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Junior Secured Parties and does not affect the Senior Secured Parties in a like or similar manner shall not apply to the Junior Security Documents without the consent of the Junior Representative, (iii) no such amendment, waiver or consent with respect to any provision applicable to the Junior Representative under the Junior Loan Documents shall be made without the prior written consent of the Junior Representative and (iv) notice of such amendment, waiver or consent shall be given to the Junior Representative no later than 30 days after its effectiveness; provided, that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 7.         Purchase Option.

7.1               Notice of Exercise. Upon the occurrence of a Purchase Option Trigger Event, all or a portion of the Term Loan Creditors, acting as a single group, shall have the option at any time upon five (5) Business Days’ prior written notice to the ABL Representative to purchase all of the ABL Obligations from the ABL Secured Parties (other than the exclusion, at the purchasers’ option, of the amount of ABL Obligations in excess of the ABL Loan Maximum Amount). Such notice from such Term Loan Creditors to the ABL Representative shall be irrevocable.

7.2               Purchase and Sale. On the date specified by the relevant Term Loan Creditors in the notice contemplated by Section 7.1(a) above (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by the ABL Representative of the notice of the relevant Term Loan Creditor’s election to exercise such option), the ABL Creditors shall sell to the relevant Term Loan Creditors, and the relevant Term Loan Creditors shall purchase from the ABL Creditors, the ABL Obligations elected for purchase in accordance with Section 7.1 (the “ABL Purchase Amount”). Any sale and assignment by the ABL Creditors as provided herein shall not operate to terminate or impair the Loan Parties’ obligations (i) to pay the Excess ABL Debt (if the purchasers elect to exclude the ABL Obligations in excess of the ABL Loan Maximum Amount from the ABL Purchase Amount) or (ii) to reimburse reasonable and documented expenses and indemnify the ABL Secured Parties (or any other Person) under the ABL Documents or otherwise, all of which shall survive any such sale and assignment (all such obligations, together with ABL Secured Parties’ rights under the ABL Documents solely to the extent necessary to collect such obligations, the “Retained Interest”). Notwithstanding anything herein to the contrary, after consummation of any purchase of ABL Obligations in accordance with this Section 7, the Retained Interest shall be secured by the Collateral, but the ABL Secured Parties (and any other holder of the Retained Interest) shall not have any right to vote or consent to any amendment, waiver or modification except that the consent of ABL Representative shall be required for those matters that require the agreement of each ABL Secured Party or each directly affected ABL Secured Party under the terms of the ABL Agreement. Subject to the foregoing, the ABL Representative, on behalf of the ABL Secured Parties (and any other holder of the Retained Interest) agrees that, after consummation of any purchase of the ABL Obligations in accordance with this Section 7, the Term Loan Representative and the Term Loan Secured Parties shall have the exclusive right to amend or terminate the ABL Documents in their sole discretion, it being agreed that no such amendment or termination shall provide for the termination or forgiveness, in whole or in part, of any rights of any Person with respect to the Retained Interest (and, as between each ABL Secured Party (and any other holder of the Retained Interest), on one hand, and the Loan Parties, on the other hand).

7.3               Payment of Purchase Price. Upon the date of such purchase and sale, the relevant Term Loan Creditors, shall (a) pay to the ABL Representative for the benefit of the ABL Creditors (with respect to a purchase of the ABL Obligations) as the purchase price therefor the full amount of all the ABL Purchase Amount then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses), (b) furnish cash collateral to the ABL Representative in a manner and in such amounts as the ABL Representative determines is reasonably necessary to secure the ABL Representative, the ABL Secured Parties, letter of credit issuing banks and applicable affiliates in connection with any issued and outstanding letters of credit, hedging obligations and cash management obligations secured by the ABL Documents, (c) with respect to a purchase of the ABL Obligations, agree to reimburse the ABL Representative, the ABL Secured Parties and letter of credit issuing banks for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the ABL Obligations, and/or as to which the ABL Representative has not yet received final payment, (d) agree to reimburse the ABL Secured Parties and letter of credit issuing banks, in respect of indemnification obligations of the Loan Parties under the ABL Documents, as to matters or circumstances known to the ABL Representative at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the ABL Secured Parties or letter of credit issuing banks, as applicable, and (e) agree to indemnify and hold harmless the ABL Secured Parties and letter of credit issuing banks, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Obligations as a direct result of any acts by any Term Loan Secured Party occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account in New York, New York as the ABL Representative may designate in writing for such purpose. In addition, any ABL Obligations in excess of the ABL Loan Maximum Amount not purchased pursuant to this Section 7 shall continue to be secured by the Collateral in accordance with the terms of the ABL Documents and the ABL Secured Parties shall retain all rights with respect thereto, including the right to receive payments in respect of such Excess ABL Debt in accordance with the priorities set forth in this Agreement.

7.4               Limitation on Representations and Warranties. Such purchase shall be expressly made without representation or warranty of any kind by any selling party (or the ABL Representative) and without recourse of any kind, except that the selling party shall represent and warrant: (a) the amount of the ABL Obligations being purchased from it, (b) that such ABL Secured Party owns such ABL Obligations free and clear of any Liens or encumbrances and (c) that such ABL Secured Party has the right to assign such ABL Obligations and the assignment is duly authorized.

7.5               Agency Resignation/Replacement. In the event that any one or more of the Term Loan Creditors exercises and consummates the purchase option set forth in this Section 7, (i) ABL Representative shall have the right, but not the obligation, to immediately resign under the ABL Documents, and (ii) the purchasing Term Loan Creditors shall have the right, but not the obligation, to require ABL Representative to immediately resign under the ABL Documents.

SECTION 8.         Reliance; Waivers; etc.

8.1               Reliance. The ABL Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Term Loan Representative, on behalf of it itself and the other Term Loan Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the ABL Representative and the other ABL Secured Parties. The Term Loan Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The ABL Representative, on behalf of itself and the other ABL Secured Parties, expressly waives all notices of the acceptance of and reliance on this Agreement by the Term Loan Representative and the other Term Loan Secured Parties.

8.2               No Warranties or Liability. The Term Loan Representative and the ABL Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other ABL Document or any Term Loan Document. Except as otherwise provided in this Agreement, the Term Loan Representative and the ABL Representative will be entitled to manage and supervise the respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

8.3               No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the ABL Documents or the Term Loan Documents.

SECTION 9.         Obligations Unconditional.

All rights, interests, agreements and obligations hereunder of the Senior Representative and the Senior Secured Parties in respect of any Collateral and the Junior Representative and the Junior Secured Parties in respect of such Collateral shall remain in full force and effect regardless of:

(a)                any lack of validity or enforceability of any Senior Document or any Junior Document and regardless of whether the Liens of the Senior Representative and Senior Secured Parties are not perfected or are voidable for any reason;

(b)                any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document;

(c)                any exchange, release or lack of perfection of any Lien on any Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d)                the commencement of any Insolvency Proceeding in respect of any Loan Party; or

(e)                any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of any Secured Obligation or of any Junior Secured Party in respect of this Agreement.

SECTION 10.    Miscellaneous.

10.1           Rights of Subrogation. The Term Loan Representative, for and on behalf of itself and the Term Loan Secured Parties, agrees that no payment to the ABL Representative or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Term Loan Representative or any Term Loan Secured Party to exercise any rights of subrogation in respect thereof until the ABL Priority Obligations Payment Date. Following the ABL Priority Obligations Payment Date, the ABL Representative agrees to execute such documents, agreements, and instruments as the Term Loan Representative or any Term Loan Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Representative are paid by such Person upon request for payment thereof. The ABL Representative, for and on behalf of itself and the ABL Secured Parties, agrees that no payment to the Term Loan Representative or any Term Loan Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Representative or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Term Loan Priority Obligations Payment Date. Following the Term Loan Priority Obligations Payment Date, the Term Loan Representative agrees to execute such documents, agreements, and instruments as the ABL Representative or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Loan Obligations resulting from payments to the Term Loan Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Loan Representative are paid by such Person upon request for payment thereof.

10.2           Further Assurances. Each of the Term Loan Representative and the ABL Representative will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the other party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Representative or the Term Loan Representative to exercise and enforce its rights and remedies hereunder; provided, however, that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 10.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 10.2.

10.3           Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Loan Document, the provisions of this Agreement shall govern.

10.4           Continuing Nature of Provisions. Subject to Section 5.5, this Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the earlier of the date (a) the ABL Obligations are paid in U.S. Dollars in full in cash or immediately available funds and all commitments, if any, to extend credit to or for the benefit of the Loan Parties are terminated or have expired and (b) the Term Loan Obligations are paid in U.S. Dollars in full in cash or immediately available funds. This is a continuing agreement and the ABL Secured Parties and the Term Loan Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Loan Party on the faith hereof.

10.5           Amendments; Waivers.

(a)                No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the ABL Representative and the Term Loan Representative, and, in the case of amendments or modifications of Sections 3.5, 3.6, 4.1(a), 10.7 or 10.8 that directly affect the rights or duties of any Loan Party, such Loan Party.

(b)                [Reserved].

10.6           Information Concerning Financial Condition of the Loan Parties. Each of the Term Loan Representative and the ABL Representative hereby assume responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Loan Obligations. The Term Loan Representative and the ABL Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances (except as otherwise provided in the ABL Documents and Term Loan Documents). In the event the Term Loan Representative or the ABL Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation to (a) provide any such information to such other party or any other party on any subsequent occasion, (b) undertake any investigation not a part of its regular business routine, or (c) disclose any other information.

10.7           Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

10.8           Submission to Jurisdiction; JURY TRIAL WAIVER.

(a)                Each ABL Secured Party, each Term Loan Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any ABL Secured Party or Term Loan Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.

(b)                Each ABL Secured Party, each Term Loan Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c)                Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d)                EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.9           Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, emailed or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or email or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.9) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

10.10        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the ABL Secured Parties and Term Loan Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

10.11        Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.12        Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.13        Other Remedies. For avoidance of doubt, it is understood that nothing in this Agreement shall prevent any ABL Secured Party or any Term Loan Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the ABL Documents or the Term Loan Documents, as applicable, or to demand payment under any guarantee in respect thereof.

10.14        Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such Ancillary Document, as applicable. This Agreement shall become effective when it shall have been executed by each party hereto. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided, that nothing herein shall require the ABL Representative to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the ABL Representative has agreed to accept any Electronic Signature, the ABL Representative shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Term Loan Representative or any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (b) upon the request of the ABL Representative, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Term Loan Representative and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among any of the parties hereto, Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the ABL Representative may, at its option, create one or more copies of this Agreement and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of its business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or such Ancillary Document based solely on the lack of paper original copies of this Agreement and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against the ABL Representative or any Related Party of the ABL Representative for any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising solely from the ABL Representative’s reliance on or use of Electronic Signatures and/or transmission by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any such liabilities arising as a result of the failure of the Term Loan Representative or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

10.15        Additional Loan Parties. Borrowers shall cause each Person that becomes a Loan Party after the date hereof to become a party to this Agreement by execution and delivery by such Person of a Joinder Agreement in the form of Annex 1 hereto.

10.16        Reciprocal Rights. The parties agree that the provisions of Sections 3, 4.2, 4.3(c), 5.2, 5.3, 5.4, 5.6 and 10.1, including, as applicable, the defined terms referenced therein (but only to the extent used therein), which govern the relationship, and certain rights, restrictions, and agreements, between the ABL Secured Parties with respect to the ABL Obligations, on the one hand, and the Term Loan Secured Parties with respect to the Term Loan Obligations, on the other hand, shall, (a) from and after the ABL Priority Obligations Payment Date and until the payment in full of the Term Loan Debt, apply to and govern, mutatis mutandis, the relationship between the Term Loan Secured Parties with respect to the Term Loan Debt, on the one hand, and the ABL Secured Parties with respect to the Excess ABL Debt, on the other hand and (b) from and after the Term Loan Priority Obligations Payment Date and until the payment in full of the ABL Obligations, apply to and govern, mutatis mutandis, the relationship between the ABL Secured Parties with respect to the ABL Obligations, on the one hand, and the Term Loan Secured Parties with respect to the Excess Term Loan Debt, on the other hand.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as ABL Representative for and on behalf of the ABL Secured Parties

By:	/s/ Andy Yang
Name:	Andy Yang
Title:	Authorized Signatory

Address for Notices:

JPMorgan Chase Bank, N.A.
1900 N. Akard Street, 3rd Floor
Dallas, TX 75201
Attention: SMG Portfolio Manager
Facsimile No: [***]
Email: [***]

With a copy to:

Winston & Strawn LLP
2121 N. Pearl Street, Suite 900
Dallas, TX 75201
Attention: Jordan M. Klein
Email: JMKlein@winston.com

Signature Page to Intercreditor Agreement (SMG Industries)

[Signatures Continued from Previous Page]

GREAT ROCK CAPITAL PARTNERS MANAGEMENT, LLC, as Term Loan Representative for and on behalf of the Term Loan Secured Parties

By:	/s/ Kathleen Auda
Name:	Kathleen Auda
Title:	Chief Risk Officer

Address for Notices:

If to Term Loan Agent or Term Loan Creditors:

GRC SPV Investments, LLC
c/o Great Rock Capital Partners Management, LLC
285 Riverside Avenue
Westport, CT 06880
Attention: Tom Keefe
Email: [***]

With a copy to:

Blank Rome LLP
717 Texas Avenue, Suite 1400
Houston, TX 77002
New York, NY 10020
Attention: Sarah H. Frazier
Telecopy: (713) 583-5720
Email: sarah.frazier@blankrome.com

Signature Page to Intercreditor Agreement (SMG Industries)

[Signatures Continued from Previous Page]

Borrowers:

SMG INDUSTRIES INC.

By:	/s/ Matthew C. Flemming
Name:	Matthew C. Flemming
Title:	Interim CEO

5J DRIVEAWAY LLC

By:	/s/ Matthew C. Flemming
Name:	Matthew C. Flemming
Title:	CEO

5J LOGISTICS SERVICES LLC

By:	/s/ Matthew C. Flemming
Name:	Matthew C. Flemming
Title:	CEO

5J OILFIELD SERVICES, LLC

By:	/s/ Matthew C. Flemming
Name:	Matthew C. Flemming
Title:	CEO

5J SPECIALIZED LLC

By:	/s/ Matthew C. Flemming
Name:	Matthew C. Flemming
Title:	CEO

5J TRANSPORTATION LLC

By:	/s/ Matthew C. Flemming
Name:	Matthew C. Flemming
Title:	CEO

Signature Page to Intercreditor Agreement (SMG Industries)

5J TRUCKING, LLC

By:	/s/ Matthew C. Flemming
Name:	Matthew C. Flemming
Title:	CEO

BARNHART FLEET MAINTENANCE, LLC

By:	/s/ Timothy W. Barnhart
Name:	Timothy W. Barnhart
Title:	CFO

BARNHART TRANSPORTATION, LLC

By:	/s/ Timothy W. Barnhart
Name:	Timothy W. Barnhart
Title:	CFO

LAKE SHORE GLOBAL SOLUTIONS LLC

By:	/s/ Timothy W. Barnhart
Name:	Timothy W. Barnhart
Title:	CFO

LAKE SHORE LOGISTICS, LLC

By:	/s/ Timothy W. Barnhart
Name:	Timothy W. Barnhart
Title:	CFO

LEGEND EQUIPMENT LEASING, LLC

By:	/s/ Timothy W. Barnhart
Name:	Timothy W. Barnhart
Title:	CFO

Signature Page to Intercreditor Agreement

ROUTE 20 TANK WASH LLC

By:	/s/ Timothy W. Barnhart
Name:	Timothy W. Barnhart
Title:	CFO

LOAN GUARANTORS:

SKYLINE HOLDING, INC.

By:	/s/ Matthew C. Flemming
Name:	Matthew C. Flemming
Title:	CEO

Address for Notices to Loan Parties: SMG Industries Inc. 20475 State Hwy 249, Suite 450 Houston, TX 77070 Attention: Matthew Flemming Email: [***]

Signature Page to Intercreditor Agreement

ANNEX 1

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of ________ ____, 20__, is executed by ________________________________, a _________________ (the “New Subsidiary”) in favor of JPMORGAN CHASE BANK, N.A. (“ABL Representative”) and GREAT ROCK CAPITAL PARTNERS MANAGEMENT, LLC (“Term Loan Representative”), in their capacities as ABL Representative and Term Loan Representative, respectively, under that certain Intercreditor Agreement (the “Intercreditor Agreement”), dated as of July 7, 2023 among the ABL Representative, the Term Loan Representative and each of the Loan Parties party thereto. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Intercreditor Agreement.

The New Subsidiary, for the benefit of the ABL Representative and the Term Loan Representative, hereby agrees as follows:

1.       The New Subsidiary hereby acknowledges the Intercreditor Agreement and acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Intercreditor Agreement and shall have all of the obligations of a Loan Party thereunder as if it had executed the Intercreditor Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Intercreditor Agreement.

2.       The address of the New Subsidiary for purposes of Section 10.09 of the Intercreditor Agreement is as follows:

____________________________________

____________________________________

____________________________________

____________________________________

____________________________________

3.       THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE NEW SUBSIDIARY HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title: